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                                                                 EXHIBIT 10.32.1

                           LOAN MODIFICATION AGREEMENT

This Loan Modification Agreement is entered into as of September 18, 2003, by and between Epoch Biosciences, Inc. (the "Borrower") and Silicon Valley Bank ("Bank").

1. DESCRIPTION OF EXISTING OBLIGATIONS: Among other Obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, a Loan and Security Agreement, dated September 18, 2002, as may be amended from time to time (the "Loan Agreement"). The Loan Agreement provides for, among other things, a Committed Equipment Line in the original principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000) and a Committed Revolving Line in the original principal amount of Seven Hundred Fifty Thousand Dollars ($750,000). The Loan Agreement has been modified pursuant to, among other documents, a Loan Modification Agreement dated June 25, 2003, pursuant to which, among other things, a Term Loan was incorporated in the original principal amount of One Hundred Ninety Thousand Dollars ($190,000). Defined terms used but not otherwise defined herein shall have the same meanings as set forth in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the "Obligations."

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement.

Hereinafter, the above-described security documents and guaranties, together with all other documents securing repayment of the Obligations shall be referred to as the "Security Documents". Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the "Existing Loan Documents".

3.   DESCRIPTION OF CHANGE IN TERMS.

     A.   Modification(s) to Loan Agreement.

          1. Section 2.1.7 entitled "Equipment II Advances" is hereby incorporated to read as follows:

               (a) Through June 30, 2004 (the "Equipment II Availability End Date"), Bank will make advances ("Equipment II Advance" and, collectively, "Equipment II Advances") not exceeding the Committed Equipment II Line. The Equipment II Advances may only be used to finance or refinance Equipment purchased on or after 90 days before the date of each Equipment II Advance and may not exceed 100% of the equipment invoice excluding taxes, shipping, warranty charges, freight discounts and installation expense; provided, however, the initial Equipment II Advance may be used to finance Equipment purchased on or after July 1, 2003. Soft Costs may constitute up to 35% of the aggregate Equipment II Advances. Each Equipment II Advance must be for a minimum of $150,000 and the initial Equipment II Advance must be drawn no later than December 31, 2003.

               (b) Interest accrues from the date of each Equipment II Advance at the rate in Section 2.3.4 (a). Each Equipment II Advance shall immediately amortize and is payable in 36 equal monthly installments of principal, plus accrued interest, beginning on the 1st of each month following the respective Equipment II Advance and ending 36 months thereafter (each, the "Equipment II Maturity Date"). Equipment II Advances when repaid may not be reborrowed.

               (c) To obtain an Equipment II Advance, Borrower must notify Bank (the notice is irrevocable) by facsimile no later than 12:00 p.m. Pacific time 1 Business Day before the day on which the Equipment II Advance is to be made. The notice in the form of Exhibit B (Payment/Advance Form) must be signed by a Responsible Officer or designee and include a copy of the invoice for the Equipment being financed.

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          2.   Section 2.3.4 entitled "Equipment II Advances" is hereby
               incorporated to read as follows:

               (a) Interest Rate. Equipment II Advances accrue interest at a per annum rate equal to (A) the greater of (i) 0.5 of 1 percentage point above the Prime Rate or (ii) 4.50%, but (B) not more than 8%. After an Event of Default, Obligations accrue interest at 5 percent above the rate effective immediately before the Event of Default. The interest rate increases or decreases when the Prime Rate changes. Interest is computed on a 360 day year for the actual number of days elapsed.

               (b) Payments. Bank may debit any of Borrower's deposit accounts including Account Number 3300375606 for principal and interest payments owing or any amounts Borrower owes Bank. Bank will promptly notify Borrower when it debits Borrower's accounts. These debits are not a set-off. Payments received after 12:00 noon Pacific time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees or interest accrue. Borrower may prepay the whole or any part of any Equipment II Advance without prepayment charges. All prepayments shall be applied first to accrued interest on the Equipment II Advances and then to the outstanding principal balance of the Equipment II Advances in the inverse order of maturity.

          3. The following defined terms under Section 13.1 entitled "Definitions" are hereby amended and/or incorporated to read as follows:

               "Credit Extension" is each Advance, Equipment Advance, Equipment II Advance, Term Loan, Letter of Credit, Exchange Contract, or any other extension of credit by Bank for Borrower's benefit.

               "Committed Equipment II Line" is a Credit Extension of up to $1,000,000.

               "Equipment II Advance" is defined in Section 2.1.7.

               "Equipment II Availability End Date" is defined in Section 2.1.7.

               "Equipment II Maturity Date" is defined in Section 2.1.7.

               "Hard Assets" may include computer equipment, office equipment, lab and test equipment and furnishings.

               "Soft Costs" is leasehold improvements, intangible property such as computer software and software licenses, and soft costs including without limitation taxes, shipping, warranty charges, freight discounts and installation expense.

4. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

5. NO DEFENSES OF BORROWER. Borrower agrees that, as of the date hereof, it has no defenses against paying any of the Obligations.

6. PAYMENT OF LOAN FEE. Borrower shall pay Bank a fee in the amount of Two Thousand Dollars ($2,000) ("Loan Fee") plus all out-of-pocket expenses.

7. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents, including, but not limited to, Section 5 of the Loan Agreement and any exceptions stated on the Schedule to this Loan Modification Agreement. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's


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agreement to modifications to the existing Obligations pursuant to this Loan
Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Bank in writing. Unless expressly released herein, no maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

8. CONDITIONS. The effectiveness of this Loan Modification Agreement is conditioned upon payment of the Loan Fee.

     This Loan Modification Agreement is executed as of the date first written above.

BORROWER:                                     BANK:

EPOCH BIOSCIENCES, INC                        SILICON VALLEY BANK

By:/s/ Bert W. Hogue                          By:/s/ John T. Flemming
   -----------------                             --------------------
Name: Bert W. Hogue                           Name: John T. Flemming



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